INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of PIA Merchandising Services, Inc. on Form S-8 of our reports dated January 26, 1996, appearing in Amendment No. 3 to the Registration Statement on Form S-1 of PIA Merchandising Services, Inc. dated February 29, 1996 for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP


Costa Mesa, California
June 18, 1996





                                EXHIBIT 23.2